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                                                                    EXHIBIT 23.3


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Coram Healthcare Corporation on Form S-3 of our report dated November 17, 1993 (December 23, 1993 as to Note 17) (which expresses an unqualified opinion and includes an explanatory paragraph relating to material uncertainties concerning certain pending claims against T2 Medical, Inc.) relating to the financial statements of T2 Medical, Inc. not presented separately herein.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia
July 7, 1995